QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

        NOTICE OF GUARANTEED DELIVERY

Steel Dynamics, Inc.

Offer to Exchange All of the Outstanding
7 3/8% Senior Notes Due 2012

FOR

7 3/8% Senior Notes Due 2012
Registered Under the Securities Act of 1933,

        This form or one substantially equivalent hereto must be used by registered holders of outstanding 7 3/8% Senior Notes due 2012 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 7 3/8% Notes due 2012 that have been registered under the Securities Act of 1933 (the "Registered Notes") pursuant to the exchange offer described in the Prospectus dated June 16, 2008 (the "Prospectus") if the holder's Old Notes are not immediately available or if such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the "Exchange Agent") prior to 5:00 p.m., New York City time, on July 15, 2008. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures" in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Registered or Certified Mail
or Overnight Courier:

Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9303-121
6th & Marquette Avenue
Minneapolis, MN 55479

By Hand Delivery:

Wells Fargo Bank, National Association
Corporate Trust Operations
608 2nd Avenue South
Northstar East Building—12th Floor
Minneapolis, MN 55402

By Facsimile:

800.344.5128
(For Eligible Institutions Only)

By Telephone:
612.667.6282

        Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders to Steel Dynamics, Inc. (the "Company") the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Old Notes (Please Print)	Certificate Number(s) for Old Notes Tendered	Principal Amount Of Old Notes Tendered

Please sign here

X
X
X
Signature(s) of Owner	Date

        Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):
Capacity:
Address:

☐  The Depository Trust Company

(Check if Old Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:	(Authorized signature)
Address:	Title:
(Zip Code)	Name:	(Please type or print)
Area Code and Telephone Number	Date:

NOTE:    DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  EXHIBIT 99.2